                                                                   EXHIBIT 3.2


                      THE COMPANIES ORDINANCE (CHAPTER 32)

                              --------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                              --------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                                 ZINDART LIMITED

                              --------------------



                                   PRELIMINARY

1. The regulations in Table A in the First Schedule to the Ordinance shall not apply to the Company. Any reference to an "Article" or "Articles" shall mean an article or articles contained herein.

                                 INTERPRETATION

2.       (a)  In these Articles:

         "ORDINANCE" means the Companies Ordinance, Chapter 32.

         "SEAL" means the common seal of the Company or any official seal which the Company may, by the Ordinance, be permitted to have.

         "SECRETARY" means any person appointed to perform the duties of the secretary of the Company.

         Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

         Unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

         The headings are inserted for convenience only and shall not affect the construction of these Articles.


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         (b)      A cable telex or telefax message sent by a member or by a
                  director of the Company shall be deemed to be a document signed by him for the purposes of Article 89.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

3. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

4. Subject to the provisions of Section 49 of the Ordinance, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

5. If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

6. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.       The Company may exercise the powers of paying commissions conferred by
         Section 46 of the Ordinance, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said Section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

8. Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

9. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within 2 months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one


                                       2.


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         certificate for all his shares or several certificates each for 1 or more of his shares. Every certificate shall be under the seal, or under the official seal kept by the Company under Section 73A of the Ordinance, and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons me Company shall not be bound to issue more than 1 certificate, and delivery of a certificate for a share to 1 of several joint holders shall be sufficient delivery to all such holders.

10. If a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the directors think fit.

11. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company, but this Article shall not prohibit any transaction permitted by Section 47C of the Ordinance.


                       TRANSFER AND TRANSMISSION OF SHARES

12. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

13. Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

14. The directors may decline to register the transfer of a share (not being a fully paid share) to a person of whom they shall not approve, and they may also decline to register the transfer of a share on which the Company has a lien.

15. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member (or, being a company, the liquidation thereof) may elect, instead of being registered himself as the holder of the share, to have some person nominated by him registered as the transferee thereof but if he shall so elect, the directors shall have the same right to refuse or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy (or liquidation), as the case may be.

16. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be


                                       3.


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         applicable to any such notice or transfer as aforesaid as if the death or bankruptcy (or liquidation) of the member had not occurred and the notice or transfer were a transfer signed by that member.

17. A person becoming entitled to a share by reason of the death or bankruptcy (or liquidation) of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company:

         Provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

18. Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the directors refuse to register the transfer, be entitled to call on the directors to furnish within 28 days a statement of the reasons for the refusal.

19. The directors may decline to recognize any instrument of transfer unless:

         (a) a fee of HK$5 or such lesser sum as the directors may from time to time require is paid to the Company in respect thereof;

         (b) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

         (c) the instrument of transfer is in respect of only one class of share.

20. If the directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

21. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended in any year for more than 30 days or, where the period for closing the register of members is extended in respect of that year under Section 99(2)(a) of the Ordinance, for more than that extended period.

22. The Company shall be entitled to charge a handling fee on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

23. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder,
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         shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

                         CONVERSION OF SHARES INTO STOCK

24. The Company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

25. The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same Articles, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

26. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

27. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                              ALTERATION OF CAPITAL

28. The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

29.      The Company may by ordinary resolution:

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of Section 53(1)(d) of the Ordinance;

         (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

30. The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law.


                                       5.


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                             PURCHASE OF OWN SHARES

31. At any time while the Company is a listed company within the meaning of the Ordinance, it may, subject to sections 49, 49A, 49B(6), 49BA, 49C, 49E, 49F, 49G, 49H, 49P, 49Q, 49R and 49S of the Ordinance, purchase its own shares (including any redeemable shares).

32. At any time while the Company is an unlisted company within the meaning of the Ordinance, it may, subject to sections 49 to 49S of the Ordinance, purchase its own shares (including any redeemable shares).

33. Notwithstanding section 49B(1) and (2) but subject to sections 49, 49A, 49B(6), 49F, 49G, 49H; 4g1(4) and (5), 49P, 49Q, 49R and 49S of the
         Ordinance (except that such purchases may be made either out of or otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares), the Company may purchase its own shares (including any redeemable shares) in order to:

         (a)      settle or compromise a debt or claim;

         (b) eliminate a fractional share or fractional entitlement or an odd lot of shares (as defined in section 49B(5) of the Ordinance;

         (c) fulfil an agreement in which the Company has an option, or under which the Company is obliged, to purchase shares under an employee share scheme which had previously been approved by the Company in general meeting; or

         (d)      comply with an order of the court under:

                  (i)      section 8(4)

                  (ii) 7G(5), where such order provides for the matters referred to in section 47G(6); or

                  (iii)    section 168A(2)

         of the Ordinance.


                               ALLOTMENT OF SHARES

34. The directors of the Company may, without the approval of the Company in general meeting, offer to issue new shares in the Company to existing shareholders pro rata to their holding of shares in the Company. The directors may not issue new shares of the Company in any other manner without the prior approval of the Company in general meeting. Any such approval given in general meeting shall continue in force until the conclusion of the following annual general meeting or the expiration of the period within which the next annual general meeting is required by law to be held. If such approval is given, the unissued shares of the Company shall be at the disposal of the board of directors, which may offer, allot, grant options over or otherwise dispose of them to such


                                       6.


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         persons, at such times and for such consideration and upon such terms and conditions as the directors may determine. The Company may only issue shares, save in respect of bonus shares, that are fully paid on the date of allotment. The Company may not issue shares which are unpaid or partially paid on allotment.


                                GENERAL MEETINGS

35. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the directors shall appoint.

36. All general meetings other than annual general meetings shall be called extraordinary general meetings.

37. The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by Section 113 of the Ordinance.


                           NOTICE OF GENERAL MEETINGS

38. All general meetings of the Company (including annual general meetings and extraordinary general meetings) shall be called by at least 21 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company.

         Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

         (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

         (b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.


                                       7.


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39.      The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

40.     All business shall be deemed special business (as referred to in Article
        38) that is transacted at any extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.


41. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, 2 members present in person or by proxy shall be a quorum.


42. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.


43. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his intention not to attend the meeting, the directors present shall elect one of their number to be chairman of the meeting.


44. If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.


45. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.


                                       8.


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46.     At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:


        (a)     by the chairman; or

        (b)     by at least 2 members present in person or by proxy; or

        (c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

        (d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

        Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution

        The demand for a poll may be withdrawn.

47. Except as provided in Article 49, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

48. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

49. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

50. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy shall have 1 vote, and on a poll every member shall have 1 vote for each share of which he is the holder.

51. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.


                                       9.


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52.     A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

53. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

54. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

55.     On a poll votes may be given either personally or by proxy.

56. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. A proxy need not be a member of the Company.

57. The attorney of any member shall be entitled to vote on a show of hands or on a poll on behalf of such member in the same manner as the duly appointed proxy of such member provided that a duly certified copy of the power of attorney shall have been deposited or handed over in the same manner and subject to the same time limits as provided for proxies in the following Article.

58. The instrument appointing a proxy and the power of attorney (if any) under which it is signed, or a duly certified copy thereof, shall be deposited at the registered office of the Company or with the Secretary of the Company before the meeting for which it is to be used or shall be handed to the Secretary or the chairman of the meeting at which it is to be used before the person named in such instrument purports to vote in respect thereof. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

59. An instrument appointing a proxy shall be in the following form (or a form as near thereto as circumstances admit) or such other form as the directors may from time to time determine:

                                 ZINDART LIMITED
                                (               )
                                 ---------------

        "I/We ______________________, of _____________________________________,
        being a member/members of the above named company, hereby appoint _____________________ of ____________________________________, or
        failing him, _____________________________ of ________________, as
        my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the


                                      10.

        case may be] general meeting of the company to be held on the _____ day of 19__, and at any adjournment thereof.

        Signed this _____ day of ____________, 19__."

60. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form (or a form as near thereto as circumstances admit) or such other form as the directors may from time to time determine:

                                 ZINDART LIMITED
                                (               )
                                 ---------------

        "I/We, ______________________________, of
        _______________________________, being a member/members of the above named company, hereby appoint ___________________________ of
        ________________________________________, or failing him,
        ____________________________ of ____________________________, as my/our
        proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the Company, to be held on the _____ day of ____________, 19__, and at any adjournment thereof.

        Signed this _____ day of ____________, 19__.

                                    * in favor of

        This form is to be used ________________________ the resolution.

                                    against

        Unless otherwise instructed, the proxy will vote as he thinks fit.

               *Strike out whichever is not desired."

61. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

62. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

63. A general meeting of the Company may be held by telephonic conference call attended by such number of members of the Company who would be entitled to receive notice of and to attend and vote at a general meeting of the Company that will constitute a necessary quorum of general meetings, or by their duly appointed proxies or attorneys.


                                      11.

        Resolutions passed at such meeting shall be as valid and effectual as if it had been duly passed at a general meeting of the Company duly convened and held and, where relevant, as a special resolution passed.


                      CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

64. Any corporation or limited partnership which is a member of the Company may by resolution of its directors, partners or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or limited partnership which he represents as that corporation or limited partnership could exercise if it were an individual member of the Company.

                                    DIRECTORS

65.     (a)    The names of the first directors shall be determined in writing by the subscribers of the Memorandum of Association or a majority of them.

        (b)    The number of directors of the Company shall not be less than two
               (2) and, unless and until the Company in general meeting shall otherwise determine, shall not be more than eleven (11). Until the appointment of the first directors, the subscribers hereto may exercise all the powers of the directors.

        66. (a) At each Annual General Meeting of the Company all the directors shall retire, but shall be eligible for re-election. Notwithstanding any other provision of these Articles, the members may at any time remove directors upon the passing of a special resolution of the Company.

        (b) The directors shall have power at any time, and from time to time, to appoint any other person as a director of the Company provided that such appointment shall automatically terminate at the next following annual general meeting of the Company.

67. The remuneration of the directors shall be as determined from time to time by the board of directors, provided that a director may not vote on a resolution in respect of his own remuneration. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connection with the business of the Company.

68. The directors of the Company shall not be required to own any shares of the Company as a condition of their appointment or continued engagement as directors.

69. A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be


                                      12.

        interested as shareholder or otherwise, and, subject to the Ordinance, no such director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise direct.


                                BORROWING POWERS

70. The directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and, subject to Section 57B of the Ordinance, convertible debentures and convertible debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.


                         POWERS AND DUTIES OF DIRECTORS

71. The business of the Company shall be managed by the directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Ordinance or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Ordinance and to such regulations, being not inconsistent with the aforesaid Articles or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

72. The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding.those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

73. The Company may exercise the powers conferred by Section 35 of the Ordinance with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

74. The Company may exercise the powers conferred upon the Company by Sections 103, 104 and 106 of the Ordinance with regard to the keeping of a branch register, and the directors may (subject to the provisions of those Sections) make and vary such Articles as they may think fit respecting the keeping of any such register.

75.     (a)     A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (being a contract of significance in relation to the


                                      13.

                Company's business) with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the directors in accordance with Section 162 of the Ordinance.

        (b) A director may vote in respect of any contract or arrangement in which he is interested or upon any matter arising thereout and if he shall so vote his vote shall be counted and he shall be counted in estimating the quorum when any such contract or arrangement is under consideration.

        (c) A director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

        (d) Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director; provided that nothing herein contained shall authorize a director or his firm to act as auditor to the Company.

76. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

77. The directors shall cause minutes to be made in books provided for the purpose:

        (a)    of all appointments of officers made by the directors;

        (b) of the names of the directors present at each meeting of the directors and of any committee of the directors;

        (c) of all resolutions and proceedings at all meetings of the Company, and of the directors, and of committees of directors,

        and every director present at any meeting of directors or committee of directors shall sign his name in a book to be kept for that purpose.

78. The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with


                                      14.

        the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

                          DISQUALIFICATION OF DIRECTORS

79.     The office of director shall be vacated if the director:

        (a) ceases to be a director by virtue of Section 155 of the Ordinance; or

        (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

        (c) becomes prohibited from being a director by reason of any order made under Section 157E or 157F of the Ordinance; or

        (d)     becomes 6f unsound mind; or

        (e) resigns his office by notice in writing to the Company given in accordance with Section 157D(3)(a) of the Ordinance; or

        (f) shall for more than 6 months have been absent without permission of the directors from meetings of the directors held during that period.

80. Subject to the provisions of any agreement with the Company, a director may retire from his office upon giving notice in writing to the Company of his intention so to do and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

                            PROCEEDINGS OF DIRECTORS

81. The directors may meet together in Hong Kong or elsewhere in the world for the dispatch of business, adjourn, and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall not have a second or casting vote. A director may, and the Secretary on the requisition of a director shall, at any time summon a meeting of the directors. It shall in all cases be necessary to give at least seven days notice of any meeting of directors to all directors whether in Hong Kong or for the time being absent from Hong Kong provided that a meeting of the directors may be held on shorter notice if all directors shall agree.

82. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be 2.

83. The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.


                                      15.

84. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

85. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

86. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

87. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall not have a second or casting vote.

88. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

89. A proposed resolution in writing notice of which has been given to all the directors and consisting of one document or of separate copies prepared and/or circulated for the purpose, signed by such number of directors as shall be requisite for the passing of a resolution at a meeting of the directors, shall be as valid and effective as if it had been passed at a meeting of the directors duly called and constituted.

90. A meeting of the directors may be held by telephonic conference call attended by such number of directors (or their alternate directors as the case may be), who would be entitled to receive notice of and to attend and vote at a meeting of the directors that will constitute a necessary quorum for meetings of the directors. Resolutions passed at such meetings shall be as valid and effectual as if it had been duly approved at a meeting of the directors duly convened and held.


                               EXECUTIVE OFFICERS

91. The directors may from time to time appoint one or more of their body to the office of Chairman of the board of directors, or any person to the office of president, vice president, chief executive officer or such other office for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. His appointment shall automatically determine if he ceases from any cause to be a director.


                                      16.

92. An officer appointed pursuant to Article 91 shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors may determine.

93.     The directors may entrust to and confer upon an officer appointed under
        Article 91 any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    SECRETARY

94. The Secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

95. A provision of the Ordinance or these Articles requiring or authorizing a thing to be done by or to a director and the Secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the Secretary.


                                    THE SEAL

96. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorized by the directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a director and shall be counter-signed by the Secretary or by a second director or by some other person appointed by the directors for the purpose.


                              DIVIDENDS AND RESERVE

97. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

98. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

99.     No dividend shall be paid otherwise than out of profits.

100. The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.


                                      17.

101. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

102. The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

103. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

104. Any dividend, bonus, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of 2 or more joint holders may give effectual receipts for any dividends, bonuses, interest or other moneys payable in respect of the shares held by them as joint holders.

105.    No dividend shall bear interest against the Company.

106. All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the board and shall revert to the Company.


                                      18.

                                    ACCOUNTS

107. The directors shall cause proper books of account to be kept with respect to:

        (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

        (b)     all sales and purchases of goods by the Company; and

        (c)     the assets and liabilities of the Company.

        Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

108. The books of account shall be kept at the registered office of the Company, or, subject to Section 121(3) of the Ordinance, at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

109. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors or by the Company in general meeting.

110. The directors shall from time to time, in accordance with Sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those Sections.

111. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the directors' report and a copy of the auditors' report, shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

        Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.


                            CAPITALIZATION OF PROFITS

112. The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss


                                      19.

        account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution:

        Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to members of the Company as fully paid bonus shares.

113. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.


                                      AUDIT

114. Auditors shall be appointed and their duties regulated in accordance with Sections 131, 132, 133, 140, 140A, 140B and 141 of the Ordinance.


                                     NOTICES

115. Every member and director shall register with the Company an address either in Hong Kong or elsewhere to which notices can be delivered or sent and if any member or director shall fail so to do notice may be given to such member or director by delivering or sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if there be none, by posting up a notice in the registered office of the Company (in which case such notice shall be deemed to be duly served at the expiration of 24 hours after it is so posted up).

116. A notice may be given either by personal delivery or by sending it by prepaid post (airmail in the case of a registered address outside Hong
        Kong), cable, telex or telefax.

117.    (a)     A notice shall be deemed served:


                                      20.

                (i)     he case of personal delivery at the time of delivery;

                (ii) in the case of prepaid post to an address in Hong Kong on the second day following its posting;

                (iii) in the case of prepaid post to an address outside Hong Kong on the seventh day following its posting;

                (iv) in the case of cable, telex or telefax on the day following dispatch of the cable or telex message.

        (b) In the case of a notice sent by prepaid post, in proving service thereof it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and was deposited in a post box or-at post office.

118. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

119. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120. Notice of every general meeting shall be given in any manner hereinbefore authorized to:

        (a) every member except those members who have not supplied to the Company an address for the giving of notices to them;

        (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

        (c)     the auditor for the time being of the Company.

        No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

121. If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction,


                                      21.

        vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.


                                    INDEMNITY

122. Subject to the provisions of the Ordinance but without prejudice to any indemnity to which a director may otherwise be entitled, the Company may by resolution of the board of directors, resolve to indemnify any director or other officer or auditor of the Company out of the assets of the Company against any liability incurred by him in the performance of his duties, or in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, provided that no such indemnity shall apply in respect of liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company unless relief is granted by the Court in respect thereof pursuant to Section 358 of the Ordinance. The Company may charge its assets in favor of a director, officer or auditor to secure permitted indemnities referred to herein.



                                      22.